                                                                    EXHIBIT 99.1

                                                                     [ONYX LOGO]
NEWS RELEASE

FEBRUARY 19, 2004

CONTACT:  DON P. DUFFY
          EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER
          ONYX ACCEPTANCE CORPORATION
          (949) 465-3808
          EMAIL: INVESTOR@ONYXCO.COM

                   ONYX ACCEPTANCE REPORTS INCREASED EARNINGS
                       AND REVENUES FOR THE FOURTH QUARTER

                        EARNINGS PER SHARE INCREASE 140%

FOOTHILL RANCH, Calif., February 19, 2004 /PRNewswire-FirstCall/ -- Onyx Acceptance Corporation (Nasdaq: ONYX - news) announced today its financial and operational results for the quarter ended December 31, 2003.

Net income and earnings per diluted share for the quarter were $2.2 million and $0.36 respectively, compared to $774 thousand and $0.15 for the quarter ended December 31, 2002. Financial highlights for the quarter were:

     o    Positive Cash Flow attained

     o    Total Revenues increased 25.0%

     o    Net Income increased $1.45 million

     o    Net Charge-offs decreased by 21% to 1.91%

     o    30+ day delinquency decreased to 1.37% from 2.58% as of December 31,
          2002

"Our year-end results demonstrate that our continual focus on the improvement of the quality of our loan portfolio and on increasing operating efficiencies is paying off. Over the past several quarters, we have seen the results of these efforts through reduced delinquency and loss rates, and higher revenues. These efforts have also resulted in Onyx becoming cash-flow positive for the first time since its inception. We are excited about our forecasts for 2004." said John W. Hall, President and Chief Executive Officer of Onyx Acceptance Corporation.

CASH FLOW:

The company achieved positive cash flow from operations during the quarter as a result of the continued improvement of the serviced portfolio and the unencumbered cash releases from spread accounts. Management anticipates that the company will not be required to rely on its residual and renewable note programs to fund ongoing operations.

REVENUES:

Total revenues for the fourth quarter increased to $29.7 million compared to $23.7 million for the fourth quarter of 2002. For the year ended December 31, 2003, total revenues were $111.9 million, compared to $92.1 million for the year ended December 31, 2002. Total revenues are comprised of net interest income, service fee income and securitization gains net of any impairment losses.

Net interest income was $7.8 million and $31.9 million for the quarter and year ended December 31, 2003, respectively, compared to $7.5 million and $26.5 million for the same periods in 2002. This increase for the year was principally due to (i) a reduction in interest expense incurred on the company's residual lines of credit, stemming from a clean-up call executed on the 2002A residual securitization in August of 2003, and (ii) a larger average balance of higher yielding contracts that were held on the balance sheet, when compared to the same twelve-month period in 2002. Service fee income was $13.0 million for the quarter, compared to $12.5 million for the fourth quarter in 2002. For the year ended December 31, 2003, service fee income was $53.1 million, versus $52.0 million for the year ended

December 31, 2002. The net gain on the fourth quarter securitization increased to $8.8 million compared to $3.8 million for the same period in 2002. For the year ended December 31, 2003 the net gain on securitization transactions was $26.9 million, versus $13.7 million for the same period in 2002. The increase in gains recorded for 2003 was principally due to a reduction in impairment charges taken during 2003 versus the same periods in 2002. For the year ended December 31, 2003 the company recorded total impairments of $8.7 million. No impairment was required to be taken during the fourth quarter of 2003. In 2002, the company recorded $5.5 million and $9.9 million of impairment charges for the quarter and year ended December 31, 2002, respectively.

Additionally, the company achieved an increase in the weighted average net spread realized on its securitizations. For the securitizations executed during the twelve months ended December 31, 2003, the weighted average interest rate spread, before issuance costs, was 4.69%, compared to 4.44% for the same period in 2002. Lastly, the company reduced the cumulative loss rate on its 2003-C and 2003-D securitizations to reflect the improved credit statistics of the underlying contracts in the transactions.

OPERATING EXPENSES:

Operating expenses were $22.9 million for the quarter ended December 31, 2003, compared to $20.8 million for the same period in 2002. For the year ended December 31, 2003, total operating expenses were $91.9 million, compared to $84.7 million for the year ended December 31, 2002. The increase in operating expenses stems from higher legal fees, fees related to system upgrades and an increase in compensation expense tied to general merit increases extended throughout the year.

PORTFOLIO PERFORMANCE:

Total delinquency as a percentage of the serviced portfolio decreased to 1.37% at December 31, 2003, from 2.58% at December 31, 2002. Annualized net charge-offs as a percent of the average serviced portfolio decreased to 1.91% for the fourth quarter of 2003, from 2.42% for the same period in 2002. For the year ended December 31, 2003, annualized net charge-offs were 2.12%, compared to 2.77% for the same period in 2002. The provision for credit losses increased to $995 thousand versus $453 thousand for the period ending December 31, 2002. The increase in provision for the three-month period reflects a higher balance of contracts held for investment as of December 31, 2003 versus the same period in 2002. For the year ended December 31, 2003, the provision for credit losses was $3.2 million compared to $(8) thousand for the same period in 2002. The negative provision for credit losses for the year ended December 31, 2002, reflects a sales tax refund from the State of California of approximately $2.0 million. The refund was treated as a recovery as it related to pro-rata sales taxes paid by the company in financing the purchases of vehicles for which the related contracts were charged off. The Company plans to pursue additional refunds from the state of California but does not expect future refunds to be in the magnitude of the 2002 amount.

The company's serviced repossessed inventory decreased to $18.0 million or 0.64% of serviced assets at the end of December 2003, from $20.5 million or 0.71% of serviced assets at December 31, 2002. The company's allowance for estimated credit losses on securitized assets was 4.1% at December 31, 2003, and 4.0% at December 31, 2002.

CONTRACT PURCHASES:

Contract purchases for the quarter ended December 31, 2003 were $392.1 million, compared to $389.7 million for the fourth quarter of 2002. For the years ended December 31, 2003 and December 31, 2002, contract purchases were $1.6 billion. As the company maintains its focus on higher credit quality products, the average FICO scores for contract purchases during the fourth quarter and year ended December 31, 2003 were 673 and 677, respectively, compared to 673 and 672 for the same periods in 2002.

Onyx Acceptance Corporation is a specialized automobile finance company based in Foothill Ranch, CA. Onyx provides financing to franchised and select independent dealerships throughout the United States.

This news release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, including statements regarding the monthly cash flows, the company's revenue and growth opportunities, the performance of the company's outstanding securitization transactions, the company's expected loss, charge-off and delinquency rates, the continued availability of liquidity sources in coming quarters and the performance of the economy in the United States. Other important factors are detailed in the company's annual report on Form 10-K and Form 10-K/A for the year ended December 31, 2002 and on Form 10-Q for the quarter ended September 30, 2003.

For information about Onyx Acceptance Corporation, please visit the Investor Relations section of our website at www.onyxco.com.

                      ONYX ACCEPTANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                (UNAUDITED)
                                                               (IN THOUSANDS)
                                                               --------------
                                                                December 31,
                                                                    2003
                                                               --------------
ASSETS
   CASH & CASH EQUIVALENTS                                        $ 20,521
   RESTRICTED CASH                                                     500
   CONTRACTS HELD FOR SALE - (1)                                   187,483
   CONTRACTS HELD FOR INVESTMENT- (2)                                8,812
   CREDIT ENHANCEMENT ASSETS                                       182,344
   OTHER  ASSETS                                                     8,755
                                                                  --------

                                 TOTAL ASSETS                     $408,415
                                                                  ========


LIABILITIES AND EQUITY
   LIABILITIES
      DEBT                                                        $264,783
      OTHER LIABILITIES                                             63,712
                                                                  --------

                                 TOTAL LIABILITIES                 328,495

                                 TOTAL EQUITY                       79,920
                                                                  --------

                                 TOTAL LIABILITIES AND EQUITY     $408,415
                                                                  ========



(1)  Net of Unearned Discounts

(2)  Net of Unearned Discounts and Allowance

                  ONYX ACCEPTANCE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                         Three Months Ended         Twelve Months Ended
                                            December 31,               December 31,
                                           (In Thousands)             (In Thousands)
                                        2003          2002          2003          2002
                                     -----------   -----------   -----------   -----------
REVENUES:

    Net Interest Income              $     7,828   $     7,454   $    31,897   $    26,457
    Gain on Sale of Contracts, net         8,842         3,763        26,899        13,695
    Service Fee Income                    13,041        12,501        53,083        51,973
                                     -----------   -----------   -----------   -----------

Total Revenues                            29,711        23,718       111,879        92,125

EXPENSES:

    Provision for Credit Losses              995           453         3,216            (8)
    Interest Expense                       2,173         1,101         7,167         4,255
    Operating Expenses                    22,890        20,840        91,874        84,660
                                     -----------   -----------   -----------   -----------

Total Expenses                            26,058        22,394       102,257        88,907
                                     -----------   -----------   -----------   -----------

Income before Income Taxes                 3,653         1,324         9,622         3,218
Income Taxes                               1,426           550         3,904         1,335
                                     -----------   -----------   -----------   -----------
NET INCOME                           $     2,227   $       774   $     5,718   $     1,883
                                     ===========   ===========   ===========   ===========

NET INCOME PER  SHARE - BASIC        $      0.43   $      0.15   $      1.12   $      0.37
NET INCOME PER  SHARE - DILUTED      $      0.36   $      0.15   $      1.01   $      0.36
BASIC SHARES OUTSTANDING               5,128,452     5,086,793     5,101,862     5,085,384
DILUTED SHARES OUTSTANDING             6,187,384     5,133,860     5,682,690     5,179,098

                  ONYX ACCEPTANCE CORPORATION AND SUBSIDIARIES
                           DELINQUENCY AND LOSS RATES
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                     DECEMBER 31,                DECEMBER 31,
DELINQUENCY EXPERIENCE                                   2003                        2002
----------------------                           ----------------------    ------------------------
                                                 NUMBER OF                 NUMBER OF
                                                 CONTRACTS       $         CONTRACTS          $
                                                  -------    ----------    ----------    ----------

Serviced Portfolio                                280,459    $2,843,446       291,898    $2,905,968

Serviced Delinquency

       31 to 59 days                                4,664    $   28,084         6,957    $   51,645
       60 to 89 days                                1,047         5,889         1,940        14,127
       90 days or more                                943         4,955         1,593         9,118
                                                  -------    ----------    ----------    ----------

       Total                                        6,654    $   38,928        10,490    $   74,890

Delinquency as a percentage
of number and amount of contracts
Net of Repossessed Inventory and Bankruptcies        2.37%         1.37%         3.59%         2.58%


                                     THREE MONTHS ENDED         TWELVE MONTHS ENDED
LOSS EXPERIENCE                         DECEMBER 31,                DECEMBER 31,
---------------                   ------------------------    ------------------------
                                     2003          2002          2003          2002
                                  ----------    ----------    ----------    ----------
Average Contracts Serviced
during the period                 $2,843,375    $2,902,932    $2,877,831    $2,883,497

Gross Charge-offs                 $   16,787    $   20,575    $   74,398    $   97,074

Recoveries                        $    3,223    $    2,995    $   13,400    $   17,271

Net Charge-offs                   $   13,564    $   17,580    $   60,998    $   79,803

Net Charge-offs as a percentage
of contracts outstanding during
the period.*                            1.91%         2.42%         2.12%         2.77%

*Annualized

          The table below illustrates the cumulative net credit loss performance of each of the securitized pools outstanding for the period from the date of securitization through December 31, 2003, stated as a percentage of the original principal balance.

MONTH  99-A   99-B   99-C   99-D   00-A   00-B   00-C   00-D   01-A   01-B
   1   0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%
   2   0.00%  0.00%  0.01%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%
   3   0.02%  0.03%  0.03%  0.01%  0.02%  0.02%  0.01%  0.00%  0.00%  0.01%
   4   0.05%  0.07%  0.06%  0.04%  0.04%  0.04%  0.03%  0.02%  0.02%  0.03%
   5   0.11%  0.14%  0.16%  0.09%  0.11%  0.10%  0.06%  0.07%  0.07%  0.10%
   6   0.21%  0.27%  0.28%  0.15%  0.18%  0.17%  0.11%  0.15%  0.12%  0.18%
   7   0.35%  0.43%  0.47%  0.24%  0.37%  0.30%  0.26%  0.26%  0.20%  0.30%
   8   0.49%  0.60%  0.64%  0.43%  0.63%  0.44%  0.41%  0.39%  0.31%  0.39%
   9   0.63%  0.85%  0.83%  0.59%  0.87%  0.67%  0.65%  0.50%  0.47%  0.50%
  10   0.81%  1.07%  1.09%  0.76%  1.05%  0.90%  0.85%  0.65%  0.60%  0.65%
  11   1.04%  1.34%  1.31%  0.99%  1.27%  1.11%  1.08%  0.85%  0.77%  0.77%
  12   1.29%  1.56%  1.47%  1.20%  1.59%  1.38%  1.29%  1.03%  0.95%  0.89%
  13   1.49%  1.79%  1.62%  1.41%  1.82%  1.57%  1.42%  1.25%  1.14%  1.04%
  14   1.72%  1.90%  1.77%  1.52%  2.03%  1.84%  1.65%  1.41%  1.31%  1.19%
  15   1.90%  2.08%  2.00%  1.70%  2.25%  2.08%  1.93%  1.62%  1.47%  1.33%
  16   2.10%  2.23%  2.08%  2.00%  2.48%  2.26%  2.16%  1.86%  1.64%  1.43%
  17   2.26%  2.42%  2.29%  2.17%  2.64%  2.42%  2.42%  2.04%  1.78%  1.55%
  18   2.46%  2.63%  2.48%  2.40%  2.80%  2.69%  2.65%  2.20%  1.96%  1.67%
  19   2.59%  2.71%  2.61%  2.61%  2.98%  2.96%  2.97%  2.41%  2.10%  1.80%
  20   2.71%  2.89%  2.73%  2.87%  3.25%  3.20%  3.25%  2.60%  2.25%  1.94%
  21   2.83%  3.08%  2.92%  3.05%  3.52%  3.44%  3.48%  2.75%  2.36%  2.09%
  22   2.88%  3.21%  3.07%  3.20%  3.69%  3.69%  3.70%  2.92%  2.49%  2.23%
  23   3.03%  3.31%  3.22%  3.33%  3.91%  3.94%  3.95%  3.03%  2.61%  2.35%
  24   3.21%  3.43%  3.32%  3.53%  4.12%  4.18%  4.18%  3.16%  2.75%  2.47%
  25   3.28%  3.55%  3.43%  3.70%  4.32%  4.39%  4.37%  3.32%  2.86%  2.57%
  26   3.34%  3.67%  3.65%  3.88%  4.52%  4.57%  4.54%  3.45%  3.01%  2.67%
  27   3.47%  3.77%  3.79%  4.03%  4.71%  4.74%  4.74%  3.59%  3.12%  2.77%
  28   3.61%  3.88%  3.90%  4.22%  4.87%  4.91%  4.88%  3.71%  3.27%  2.87%
  29   3.67%  4.01%  4.03%  4.42%  5.04%  5.07%  5.03%  3.86%  3.41%  2.96%
  30   3.78%  4.14%  4.19%  4.58%  5.23%  5.22%  5.18%  4.00%  3.52%  3.04%
  31   3.85%  4.25%  4.28%  4.71%  5.35%  5.36%  5.33%  4.09%  3.60%  3.11%
  32   3.96%  4.37%  4.43%  4.84%  5.48%  5.53%  5.43%  4.20%  3.69%  3.19%
  33   4.07%  4.49%  4.60%  4.98%  5.61%  5.67%  5.57%  4.28%  3.78%
  34   4.18%  4.55%  4.71%  5.11%  5.74%  5.80%  5.67%  4.39%  3.87%
  35   4.25%  4.66%  4.83%  5.21%  5.85%  5.91%  5.77%  4.47%  3.93%
  36   4.32%  4.79%  4.95%  5.32%  5.96%  6.04%  5.90%  4.55%
  37   4.37%  4.86%  5.00%  5.46%  6.06%  6.15%  5.99%  4.64%
  38   4.44%  4.94%  5.07%  5.55%  6.16%  6.24%  6.09%  4.73%
  39   4.51%  5.00%  5.15%  5.63%  6.25%  6.35%  6.17%
  40   4.56%  5.05%  5.22%  5.71%  6.33%  6.43%  6.24%
  41   4.66%  5.12%  5.30%  5.78%  6.41%  6.53%  6.31%
  42   4.69%  5.17%  5.36%  5.84%  6.48%  6.60%  6.39%
  43   4.72%  5.21%  5.42%  5.89%  6.54%  6.67%
  44   4.77%  5.23%         5.95%  6.59%  6.76%
  45                        5.99%  6.62%  6.82%
  46                        6.02%

MONTH  01-C   01-D   02-A   02-B   02-C    02-D   03-A   03-B   03-C   03-D

   1   0.00%  0.00%  0.00%  0.00%  0.00%   0.00%  0.00%  0.00%  0.00%  0.00%
   2   0.00%  0.00%  0.00%  0.00%  0.00%   0.00%  0.00%  0.00%  0.00%  0.00%
   3   0.00%  0.00%  0.01%  0.00%  0.00%   0.00%  0.00%  0.01%  0.00%  0.01%
   4   0.02%  0.02%  0.01%  0.01%  0.01%   0.01%  0.01%  0.02%  0.01%
   5   0.05%  0.04%  0.02%  0.04%  0.06%   0.03%  0.02%  0.04%  0.03%
   6   0.11%  0.08%  0.07%  0.10%  0.11%   0.07%  0.07%  0.06%  0.08%
   7   0.18%  0.14%  0.12%  0.17%  0.17%   0.15%  0.11%  0.12%
   8   0.29%  0.22%  0.19%  0.23%  0.26%   0.30%  0.17%  0.21%
   9   0.38%  0.32%  0.26%  0.33%  0.34%   0.37%  0.24%
  10   0.48%  0.44%  0.34%  0.41%  0.42%   0.44%  0.31%
  11   0.59%  0.51%  0.39%  0.49%  0.51%   0.51%  0.39%
  12   0.70%  0.59%  0.48%  0.58%  0.60%   0.59%  0.44%
  13   0.78%  0.69%  0.56%  0.68%  0.70%   0.67%
  14   0.89%  0.77%  0.64%  0.75%  0.79%   0.75%
  15   1.00%  0.85%  0.74%  0.84%  0.89%   0.79%
  16   1.11%  0.94%  0.83%  0.93%  0.98%
  17   1.23%  1.03%  0.91%  1.02%  1.07%
  18   1.34%  1.10%  1.00%  1.10%  1.16%
  19   1.45%  1.19%  1.12%  1.16%
  20   1.58%  1.30%  1.20%  1.26%
  21   1.71%  1.39%  1.27%  1.34%
  22   1.84%  1.51%  1.39%
  23   1.92%  1.59%  1.49%
  24   2.02%  1.67%  1.60%
  25   2.13%  1.73%
  26   2.25%  1.80%
  27   2.33%  1.89%
  28   2.43%
  29   2.52%
  30   2.62%
  31
  32
  33
  34
  35
  36
  37
  38
  39
  40
  41
  42
  43
  44
  45
  46